EXHIBIT 20(b)
                       Form of Monthly Servicer Certificate
                           Citibank Omni-S Master Trust
                          Series 2001-1 (Post-Defeasance)

 Distribution Date: January 17, 2006
 Related Due Period December 16, 2005 to January 17, 2006
 Related Interest Period December 15, 2005 to January 17, 2006

 Under the Defeasance Trust Agreement relating to the Pooling and Servicing Agreement, the Servicer is
 required to prepare, and the Paying Agent is required to deliver, certain information each month regarding current distributions to Certificateholders. The information for the Due Period and the Distribution Date listed above is set forth below:
 1.  Payments to Series 2001-1 Investors with respect to this Distribution Date
                            Total              Interest                   Principal
           Class A         $188,621.09       $188,621.09                 $0.00

 2.  Information Concerning Principal Payments
                         Amount Deposited            Total Distributions
                            this Due Period            through this Due Period
           SERIES 2001-1 BY CLASS
                 Class A                   $0.00               $0.00

 3.  Information Concerning Class A Interest Funding Account
         (a)  Amount on deposit in the Class A Interest Funding
       Account at the close of business on the immediately
       preceding Distribution Date                                       $1,366,627.83
         (b)  Amount of interest and earnings withdrawn from
       the Class A Principal Funding Account and credited
       to the Class A Interest Funding Account pursuant to
        Section 3(b), if any, since the close of business on
       the immediately preceding Distribution Date                           $157,978.52
         (c)  Amount of interest and investment income credited
       to the Class A Interest Funding Account, as described
       in Section 4(b), if any, since the close of business
       on the immediately preceding Distribution Date                                     $4,780.39

         (d)  Amount of Certificate Interest with respect to
       Class A, if any, withdrawn from the Class A
       Interest Funding Account pursuant to the first
       sentence of Section 6(b), with respect to the
       current Distribution Date                                          $188,621.09
         (e)  Amount withdrawn from the Class A Interest
       Funding Account pursuant to the last sentence
       of Section 6(b), if any, and applied under Section
       6(c) with respect to the current Distribution Date                         $0.00
         (f)  Amount on deposit in the Class A Interest Funding
       Account at the close of business on the current
       Distribution Date after taking into account all
       withdrawals and distributions on or prior to such
       Distribution Date                                            $1,340,765.65

4.  Information Concerning Class A Principal Funding Account
         (a)  Amount on deposit in the Class A Principal
       Funding Account at the close of business on
       the immediately preceding Distribution Date                        $45,230,000.00
         (b)  Amount withdrawn from the Class A Principal
       Funding Account and distributed pursuant to
       Section 6(c), if any, with respect to the current
       Distribution Date                                            $0.00
         (c)  Amount on deposit in the Class A Principal Funding
       Account at the close of business on the current
       Distribution Date after taking into account all
       withdrawals and distributions on or prior to such
       Distribution Date                                                              $45,230,000.00

                                                   CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
                                                   as Servicer
                                                   By:/s/Teri Bruno